Exhibit 99.1

ADMA Biologics Announces Amendment to Credit Agreement
.

Reduces Nominal Interest Rate by 1%

Provides for Improved Prepayment Flexibility

Total Debt Level Unchanged

Favorable Amendment Enabled by Strengthened Financial Outlook

RAMSEY, N.J. and BOCA RATON, Fla., May 02, 2023 (GLOBE NEWSWIRE) -- ADMA Biologics, Inc. (Nasdaq : ADMA) (“ADMA” or the “Company”), an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing, and developing specialty plasma-derived biologics, today announced the Company has amended the terms of its existing senior credit facility with Hayfin Capital Management (“Hayfin”), which matures in March 2027.

“This credit agreement amendment with Hayfin enhances the Company’s already strong financial position by reducing our interest rate as well as providing for greater prepayment flexibility as ADMA continues to explore value creating opportunities for its stockholders,” said Adam Grossman, President and Chief Executive Officer of ADMA. “We appreciate Hayfin‘s continued support and collaboration of our efforts as ADMA continues on its path to profitability.”

“We commend the ADMA team for their continued execution, and we are pleased to be amending the credit terms to account for the Company’s improving financial prospects on the pathway to profitability,” said Howard Rowe, Managing Director of Hayfin. “Our continued commitment to ADMA and our willingness to amend the previously underwritten terms speak to the above-expectation commercial execution.”

The amended credit agreement provides for multiple favorable changes. First, there will be a reduction of 1% in the nominal interest expense on ADMA’s current note. This will result in a lowered borrowing rate of SOFR + 8.50%. Included in this base rate, and consistent with the existing terms of the Hayfin facility, the Company may elect to pay up to 2.50% of the interest in kind, with the remaining portion of the interest payable in cash. Secondly, within the first 24 months after the amendment closing date, among other provisions, there will be a newly structured 50% waiver of the prepayment fee in connection with an acquisition of the Company or other strategic transactions. Taken together, we believe these changes will reduce ADMA’s cost of capital and provide for added financial flexibility over the near term and on an ongoing basis.

The debt financing terms disclosed in this press release are not all inclusive and, as such, the statements in this press release are qualified in their entirety by reference to the description of the debt financing further detailed in a Securities and Exchange Commission (“SEC”) filing on Form 8-K which will be filed concurrently with this press release.

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases. ADMA currently manufactures and markets three United States Food and Drug Administration (FDA)-approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: BIVIGAM® (immune globulin intravenous, human) for the treatment of primary humoral immunodeficiency (PI); ASCENIV™ (immune globulin intravenous, human - slra 10% liquid) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against the hepatitis B virus. ADMA manufactures its immune globulin products at its FDA-licensed plasma fractionation and purification facility located in Boca Raton, Florida. Through its ADMA BioCenters subsidiary, ADMA also operates as an FDA-approved source plasma collector in the U.S., which provides a portion of its blood plasma for the manufacture of its products. ADMA’s mission is to manufacture, market and develop specialty plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents: 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 and European Patent No. 3375789, among others, related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

Forward-Looking Statements

This press release contains “forward-looking  statements”  pursuant  to  the  safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc., and its subsidiaries (collectively, “our”, “ADMA” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain such words as “anticipates,” “believes,” “could,” “can,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “predicts,” “projects,” “should,” “targets,” “will,” “would,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not imited to, statements about ADMA's financial position and goal of achieving profitability. Actual events or results may differ materially from those described in this press release due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the SEC, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Skyler Bloom

Senior Director, Business Development and Corporate Strategy | 201-478-5552 |

sbloom@admabio.com

INVESTOR RELATIONS CONTACT:

Jason Finke stein, MBA

Managing Director, Argot Partners | 212-600-1902 | Jason@argotpartners.com